Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534

Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS SECOND QUARTER 2021 RESULTS

Second Quarter 2021 Highlights
◾
Net sales increase 39.9% to $826.5 million on 36.0% higher organic sales

◾
Operating income margin of 14.7%; Adjusted operating income margin of 15.1%

◾
EPS increases 255.6% to record $1.60; Adjusted EPS increases 108.8% to record $1.67

◾
Strong cash flow from operations of $100.0 million

◾
ROIC increases 280 basis points to 21.4%

CLEVELAND, Tuesday, July 27 2021 - Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported second quarter 2021 net income of $96.1 million, or diluted earnings per share (EPS) of $1.60, which includes special item after-tax charges of $4.5 million, or $0.07 EPS. This compares with prior year period net income of $27.0 million, or $0.45 EPS, which included special item after-tax charges of $21.0 million, or $0.35 EPS. Excluding these items, second quarter 2021 Adjusted net income was $100.6 million, or $1.67 Adjusted EPS. This compares with Adjusted net income of $48.0 million, or $0.80 Adjusted EPS in the prior year period.

Second quarter 2021 sales increased 39.9% to $826.5 million from a 36.0% increase in organic sales, 3.3% favorable foreign exchange and a 0.6% benefit from acquisitions. Operating income for the second quarter 2021 was $121.8 million, or 14.7% of sales, including special item charges of $3.3 million. This compares with operating income of $39.8 million, or 6.7% of sales, in the prior year period. Excluding special items, Adjusted operating income was $125.1 million, or 15.1% of sales, as compared with $63.0 million, or 10.7% of sales, in the prior year period.

“We achieved record second quarter earnings performance while servicing accelerating demand and improving productivity in a challenging operating environment,” said Christopher L. Mapes, Chairman, President and Chief Executive Officer. “The team has done a superb job working through supply chain constraints and mitigating inflationary headwinds, which we expect will continue through 2021.” Mapes continued, “With 80% of our revenue driven by growing end markets, we are accelerating our investments in growth and operational excellence to deliver superior value to our stakeholders through this cycle.”

Six Months 2021 Summary

Net income for the six months ended June 30, 2021 was $170.3 million, or $2.83 EPS. This compares with $82.6 million, or $1.37 EPS, in the comparable 2020 period. Reported EPS includes special item after-tax charges of $13.1 million or $0.21 EPS, as compared with special item after-tax net charges of $26.3 million, or $0.44 EPS in the prior year period. Excluding these items, adjusted net income for the six months ended June 30, 2021 increased 68.4% to $183.4 million, or $3.04 EPS, compared with $108.9 million, or $1.81 EPS, in the comparable 2020 period.

Sales increased 22.5% to $1.6 billion in the six months ended June 30, 2021 from a 20.0% increase in organic sales, 2.3% favorable foreign exchange and a 0.3% benefit from acquisitions. Operating income for the six months ended June 30, 2021 was $225.8 million, or 14.3% of sales. This compares with operating income of $120.8 million, or 9.3% of sales, in the comparable 2020 period. Excluding special items, adjusted operating income was $234.3 million, or 14.8% of sales, as compared with $151.4 million, or 11.7% of sales, in the comparable 2020 period.

LINCOLN ELECTRIC REPORTS SECOND QUARTER 2021 RESULTS

Webcast Information

A conference call to discuss second quarter 2021 financial results will be webcast live today, July 27, 2021, at 10:00 a.m., Eastern Time.  This webcast is accessible at https://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register, download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

If investors would like to ask questions, please dial (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 9053554. Telephone participants are asked to dial in 10 - 15 minutes prior to the start of the conference call.

Financial results for the second quarter 2021 can also be obtained at https://ir.lincolnelectric.com.

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, automated joining, assembly and cutting systems, plasma and oxy-fuel cutting equipment and has a leading global position in brazing and soldering alloys.  Headquartered in Cleveland, Ohio, Lincoln has 55 manufacturing locations in 18 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at https://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, Adjusted net income, Adjusted EBIT, Adjusted effective tax rate, Adjusted diluted earnings per share, Organic sales, Cash conversion, Return on invested capital and Earnings before interest, taxes, depreciation and amortization ("EBITDA") are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic, financial and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, such as political unrest, acts of terror, natural disasters and pandemics, including the current coronavirus disease ("COVID-19") pandemic, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Income

					Fav (Unfav) to
	Three Months Ended June 30,				Prior Year
	2021	% of Sales	2020	% of Sales	$	%
Net sales	$826,454	100.0%	$590,727	100.0%	$235,727	39.9%
Cost of goods sold	552,445	66.8%	401,349	67.9%	(151,096)	(37.6)%
Gross profit	274,009	33.2%	189,378	32.1%	84,631	44.7%
Selling, general & administrative expenses	151,557	18.3%	126,376	21.4%	(25,181)	(19.9)%
Rationalization and asset impairment charges	630	0.1%	23,238	3.9%	22,608	97.3%
Operating income	121,822	14.7%	39,764	6.7%	82,058	206.4%
Interest expense, net	5,663	0.7%	5,881	1.0%	218	3.7%
Other income (expense)	1,702	0.2%	(203)	—	1,905	938.4%
Income before income taxes	117,861	14.3%	33,680	5.7%	84,181	249.9%
Income taxes	21,581	2.6%	6,667	1.1%	(14,914)	(223.7)%
Effective tax rate	18.3%		19.8%		1.5%
Net income including non-controlling interests	96,280	11.6%	27,013	4.6%	69,267	256.4%
Non-controlling interests in subsidiaries’ income (loss)	175	—	17	—	158	929.4%
Net income	$96,105	11.6%	$26,996	4.6%	$69,109	256.0%

Basic earnings per share	$1.62		$0.45		$1.17	260.0%
Diluted earnings per share	$1.60		$0.45		$1.15	255.6%
Weighted average shares (basic)	59,464		59,354
Weighted average shares (diluted)	60,164		59,831

					Fav (Unfav) to
	Six Months Ended June 30,				Prior Year
	2021	% of Sales	2020	% of Sales	$	%
Net sales	$1,583,475	100.0%	$1,292,718	100.0%	$290,757	22.5%
Cost of goods sold	1,055,699	66.7%	866,018	67.0%	(189,681)	(21.9)%
Gross profit	527,776	33.3%	426,700	33.0%	101,076	23.7%
Selling, general & administrative expenses	297,233	18.8%	276,103	21.4%	(21,130)	(7.7)%
Rationalization and asset impairment charges	4,793	0.3%	29,759	2.3%	24,966	83.9%
Operating income	225,750	14.3%	120,838	9.3%	104,912	86.8%
Interest expense, net	11,022	0.7%	11,339	0.9%	317	2.8%
Other income (expense)	286	—	106	—	180	169.8%
Income before income taxes	215,014	13.6%	109,605	8.5%	105,409	96.2%
Income taxes	44,601	2.8%	27,037	2.1%	(17,564)	(65.0)%
Effective tax rate	20.7%		24.7%		4.0%
Net income including non-controlling interests	170,413	10.8%	82,568	6.4%	87,845	106.4%
Non-controlling interests in subsidiaries’ income (loss)	131	—	10	—	121	1,210.0%
Net income	$170,282	10.8%	$82,558	6.4%	$87,724	106.3%

Basic earnings per share	$2.86		$1.38		$1.48	107.2%
Diluted earnings per share	$2.83		$1.37		$1.46	106.6%
Weighted average shares (basic)	59,553		59,769
Weighted average shares (diluted)	60,229		60,300

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands)

(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	June 30, 2021	December 31, 2020
Cash and cash equivalents	$190,884	$257,279
Accounts receivable, net	457,454	373,487
Inventories	477,677	381,258
Total current assets	1,237,940	1,112,343
Property, plant and equipment, net	513,686	522,092
Total assets	2,512,726	2,314,453
Trade accounts payable	317,771	256,530
Total current liabilities	696,020	549,449
Short-term debt (1)	10,435	2,734
Long-term debt, less current portion	718,137	715,456
Total equity	859,623	790,250

Operating Working Capital	June 30, 2021	December 31, 2020
Average operating working capital to Net sales (2)	17.2%	17.4%

Invested Capital	June 30, 2021	December 31, 2020
Short-term debt (1)	$10,435	$2,734
Long-term debt, less current portion	718,137	715,456
Total debt	728,572	718,190
Total equity	859,623	790,250
Invested capital	$1,588,195	$1,508,440

Total debt / invested capital	45.9%	47.6%

(1)	Includes current portion of long-term debt.
(2)

Average operating working capital to Net sales is defined as the sum of Accounts receivable, Inventories and contract assets less Trade accounts payable and contract liabilities as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

 Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Operating income as reported	$121,822	$39,764	$225,750	$120,838
Special items (pre-tax):
Rationalization and asset impairment charges (2)	630	23,238	4,793	29,759
Acquisition transaction costs (3)	810	—	1,923	—
Amortization of step up in value of acquired inventories (4)	1,841	—	1,841	806
Adjusted operating income (1)	$125,103	$63,002	$234,307	$151,403
As a percent of total sales	15.1%	10.7%	14.8%	11.7%

Net income as reported	$96,105	$26,996	$170,282	$82,558
Special items:
Rationalization and asset impairment charges (2)	630	23,238	4,793	29,759
Acquisition transaction costs (3)	810	—	1,923	—
Pension settlement charges (5)	1,650	3,334	6,536	3,334
Amortization of step up in value of acquired inventories (4)	1,841	—	1,841	806
Tax effect of Special items (6)	(433)	(5,576)	(1,994)	(7,552)
Adjusted net income (1)	100,603	47,992	183,381	108,905
Non-controlling interests in subsidiaries’ income (loss)	175	17	131	10
Interest expense, net	5,663	5,881	11,022	11,339
Income taxes as reported	21,581	6,667	44,601	27,037
Tax effect of Special items (6)	433	5,576	1,994	7,552
Adjusted EBIT (1)	$128,455	$66,133	$241,129	$154,843

Effective tax rate as reported	18.3%	19.8%	20.7%	24.7%
Net special item tax impact	(0.4)%	0.5%	(0.5)%	(0.6)%
Adjusted effective tax rate (1)	17.9%	20.3%	20.2%	24.1%

Diluted earnings per share as reported	$1.60	$0.45	$2.83	$1.37
Special items per share	0.07	0.35	0.21	0.44
Adjusted diluted earnings per share (1)	$1.67	$0.80	$3.04	$1.81

Weighted average shares (diluted)	60,164	59,831	60,229	60,300

(1)

Adjusted operating income, Adjusted net income, Adjusted EBIT, Adjusted effective tax rate and Adjusted diluted earnings per share are non-GAAP financial measures. Refer to Non-GAAP Information section.

(2)	Primarily related to severance, gains or losses on the disposal of assets and asset impairments of long-lived assets.
(3)	Related to an acquisition and are included in Selling, general & administrative expenses.
(4)	Related to acquisitions and are included in Cost of goods sold.
(5)	Related to lump sum pension payments and are included in Other income (expense).
(6)	Includes the net tax impact of Special items recorded during the respective periods.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended June 30,
Return on Invested Capital	2021	2020
Net income as reported	$293,839	$218,735
Rationalization and asset impairment charges	20,502	40,105
Acquisition transaction costs	1,923	—
Pension settlement charges	11,321	3,334
Amortization of step up in value of acquired inventories	1,841	2,415
Gain on change in control	—	(7,601)
Tax effect of Special items (2)	(5,036)	(9,374)
Adjusted net income (1)	$324,390	$247,614
Plus: Interest expense, net of tax of $5,843 and $6,439 in 2021 and 2020, respectively	17,368	19,348
Less: Interest income, net of tax of $389 and $563 in 2021 and 2020, respectively	1,166	1,691
Adjusted net income before tax-effected interest	$340,592	$265,271

Invested Capital	June 30, 2021	June 30, 2020
Short-term debt	$10,435	$49,597
Long-term debt, less current portion	718,137	715,817
Total debt	728,572	765,414
Total equity	859,623	660,111
Invested capital	$1,588,195	$1,425,525

Return on invested capital (1)	21.4%	18.6%

	Twelve Months Ended June 30,
Total Debt / EBITDA	2021	2020
Net income as reported	$293,839	$218,735
Income taxes	75,460	62,955
Interest expense, net	21,656	23,533
Depreciation and amortization	77,922	83,313
EBITDA (1)	$468,877	$388,536

	June 30, 2021	June 30, 2020
Total debt	$728,572	$765,414

Total debt / EBITDA	1.55	1.97

(1)	Adjusted net income, Return on invested capital and EBITDA are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)	Includes the net tax impact of Special items recorded during the respective periods.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended June 30,
	2021	2020
OPERATING ACTIVITIES:
Net income	$96,105	$26,996
Non-controlling interests in subsidiaries’ income (loss)	175	17
Net income including non-controlling interests	96,280	27,013
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment net (gains) charges	(1,434)	22,141
Depreciation and amortization	19,390	20,050
Equity earnings in affiliates, net	(114)	(81)
Other non-cash items, net	(4,123)	(1,106)
Changes in operating assets and liabilities, net of effects from acquisitions:
(Increase) decrease in accounts receivable	(21,776)	49,364
Increase in inventories	(40,618)	(12,977)
Increase (decrease) in trade accounts payable	20,950	(23,439)
Net change in other current assets and liabilities	24,950	20,717
Net change in other long-term assets and liabilities	6,467	2,359
NET CASH PROVIDED BY OPERATING ACTIVITIES	99,972	104,041

INVESTING ACTIVITIES:
Capital expenditures	(17,832)	(13,183)
Acquisition of businesses, net of cash acquired	(83,723)	—
Proceeds from sale of property, plant and equipment	1,973	118
NET CASH USED BY INVESTING ACTIVITIES	(99,582)	(13,065)

FINANCING ACTIVITIES:
Net change in borrowings	(144)	(82,682)
Proceeds from exercise of stock options	2,892	955
Purchase of shares for treasury	(25,229)	(3,213)
Cash dividends paid to shareholders	(30,380)	(29,139)
Other financing activities	(763)	—
NET CASH USED BY FINANCING ACTIVITIES	(53,624)	(114,079)

Effect of exchange rate changes on Cash and cash equivalents	1,992	2,783
DECREASE IN CASH AND CASH EQUIVALENTS	(51,242)	(20,320)
Cash and cash equivalents at beginning of period	242,126	163,375
Cash and cash equivalents at end of period	$190,884	$143,055

Cash dividends paid per share	$0.51	$0.49

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

	Six Months Ended June 30,
	2021	2020
OPERATING ACTIVITIES:
Net income	$170,282	$82,558
Non-controlling interests in subsidiaries’ income (loss)	131	10
Net income including non-controlling interests	170,413	82,568
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment net (gains) charges	(1,374)	21,905
Depreciation and amortization	38,508	41,078
Equity earnings in affiliates, net	(291)	(243)
Other non-cash items, net	(4,820)	(5,288)
Changes in operating assets and liabilities, net of effects from acquisitions:
(Increase) decrease in accounts receivable	(87,571)	23,666
Increase in inventories	(83,186)	(30,378)
Increase (decrease) in trade accounts payable	63,275	(40,115)
Net change in other current assets and liabilities	47,121	32,410
Net change in other long-term assets and liabilities	3,159	410
NET CASH PROVIDED BY OPERATING ACTIVITIES	145,234	126,013

INVESTING ACTIVITIES:
Capital expenditures	(27,768)	(25,011)
Acquisition of businesses, net of cash acquired	(83,723)	—
Proceeds from sale of property, plant and equipment	2,557	6,218
Other investing activities	6,500	—
NET CASH USED BY INVESTING ACTIVITIES	(102,434)	(18,793)

FINANCING ACTIVITIES:
Net change in borrowings	1,163	15,095
Proceeds from exercise of stock options	5,672	2,002
Purchase of shares for treasury	(53,688)	(112,975)
Cash dividends paid to shareholders	(61,379)	(59,814)
Other financing activities	(763)	—
NET CASH USED BY FINANCING ACTIVITIES	(108,995)	(155,692)

Effect of exchange rate changes on Cash and cash equivalents	(200)	(8,036)
DECREASE IN CASH AND CASH EQUIVALENTS	(66,395)	(56,508)
Cash and cash equivalents at beginning of period	257,279	199,563
Cash and cash equivalents at end of period	$190,884	$143,055

Cash dividends paid per share	$1.02	$0.98

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Three months ended June 30, 2021
Net sales	$457,468	$252,352	$116,634	$—	$826,454
Inter-segment sales	39,765	6,897	2,284	(48,946)	—
Total sales	$497,233	$259,249	$118,918	$(48,946)	$826,454

Net income					$96,105
As a percent of total sales					11.6%

EBIT (1)	$82,484	$27,526	$18,212	$(4,698)	$123,524
As a percent of total sales	16.6%	10.6%	15.3%		14.9%
Special items charges (gains) (3)	1,650	2,471	—	810	4,931
Adjusted EBIT (2)	$84,134	$29,997	$18,212	$(3,888)	$128,455
As a percent of total sales	16.9%	11.6%	15.3%		15.5%

Three months ended June 30, 2020
Net sales	$333,229	$177,167	$80,331	$—	$590,727
Inter-segment sales	27,493	4,286	1,753	(33,532)	—
Total sales	$360,722	$181,453	$82,084	$(33,532)	$590,727

Net income					$26,996
As a percent of total sales					4.6%

EBIT (1)	$20,695	$9,117	$11,713	$(1,964)	$39,561
As a percent of total sales	5.7%	5.0%	14.3%		6.7%
Special items charges (gains) (4)	26,007	565	—	—	26,572
Adjusted EBIT (2)	$46,702	$9,682	$11,713	$(1,964)	$66,133
As a percent of total sales	12.9%	5.3%	14.3%		11.2%

(1)	EBIT is defined as Operating income plus Other income (expense).
(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.
(3)

Special items in 2021 reflect Rationalization and asset impairment charges of $630 in International Welding, pension settlement charges of $1,650 in Americas Welding, amortization of step up in value of acquired inventories of $1,841 in International Welding related to an acquisition and acquisition transaction costs of $810 in Corporate/Eliminations related to an acquisition.

(4)

Special items in 2020 reflect Rationalization and asset impairment charges of $22,673 and $565 in Americas Welding and International Welding, respectively, and pension settlement charges of $3,334 in Americas Welding.

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Six months ended June 30, 2021
Net sales	$882,710	$475,431	$225,334	$—	$1,583,475
Inter-segment sales	72,513	11,182	4,431	(88,126)	—
Total sales	$955,223	$486,613	$229,765	$(88,126)	$1,583,475

Net income					$170,282
As a percent of total sales					10.8%

EBIT (1)	$154,661	$41,733	$36,909	$(7,267)	$226,036
As a percent of total sales	16.2%	8.6%	16.1%		14.3%
Special items charges (gains) (3)	6,090	7,080	—	1,923	15,093
Adjusted EBIT (2)	$160,751	$48,813	$36,909	$(5,344)	$241,129
As a percent of total sales	16.8%	10.0%	16.1%		15.2%

Six months ended June 30, 2020
Net sales	$751,764	$375,090	$165,864	$—	$1,292,718
Inter-segment sales	52,276	8,769	3,478	(64,523)	—
Total sales	$804,040	$383,859	$169,342	$(64,523)	$1,292,718

Net income					$82,558
As a percent of total sales					6.4%

EBIT (1)	$90,207	$9,595	$24,205	$(3,063)	$120,944
As a percent of total sales	11.2%	2.5%	14.3%		9.4%
Special items charges (gains) (4)	27,197	6,702	—	—	33,899
Adjusted EBIT (2)	$117,404	$16,297	$24,205	$(3,063)	$154,843
As a percent of total sales	14.6%	4.2%	14.3%		12.0%

(1)	EBIT is defined as Operating income plus Other income (expense).
(2)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.
(3)

Special items in 2021 reflect pension settlement charges of $6,090 and $446 in Americas Welding and International Welding, respectively, Rationalization and asset impairment charges of $4,793 in International Welding, amortization of step up in value of acquired inventories of $1,841 in International Welding and acquisition transaction costs of $1,923 in Corporate/Eliminations related to an acquisition.

(4)

Special items in 2020 reflect Rationalization and asset impairment charges of $23,863 and $5,896 in Americas Welding and International Welding, respectively, amortization of step up in value of acquired inventories of $806 in International Welding related to an acquisition, and pension settlement charges of $3,334 in Americas Welding.

Lincoln Electric Holdings, Inc.

Change in Net Sales by Segment

(In thousands)

(Unaudited)

Three Months Ended June 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2020	Volume	Acquisitions	Price	Exchange	2021
Operating Segments
Americas Welding	$333,229	$90,285	$—	$27,330	$6,624	$457,468
International Welding	177,167	45,095	3,585	14,712	11,793	252,352
The Harris Products Group	80,331	18,421	—	16,979	903	116,634
Consolidated	$590,727	$153,801	$3,585	$59,021	$19,320	$826,454

% Change
Americas Welding		27.1%	—	8.2%	2.0%	37.3%
International Welding		25.5%	2.0%	8.3%	6.7%	42.4%
The Harris Products Group		22.9%	—	21.1%	1.1%	45.2%
Consolidated		26.0%	0.6%	10.0%	3.3%	39.9%

Six Months Ended June 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2020	Volume	Acquisitions	Price	Exchange	2021
Operating Segments
Americas Welding	$751,764	$86,495	$—	$36,395	$8,056	$882,710
International Welding	375,090	56,345	3,585	19,332	21,079	475,431
The Harris Products Group	165,864	30,062	—	29,422	(14)	225,334
Consolidated	$1,292,718	$172,902	$3,585	$85,149	$29,121	$1,583,475

% Change
Americas Welding		11.5%	—	4.8%	1.1%	17.4%
International Welding		15.0%	1.0%	5.2%	5.6%	26.8%
The Harris Products Group		18.1%	—	17.7%	—	35.9%
Consolidated		13.4%	0.3%	6.6%	2.3%	22.5%